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                                                            EXHIBIT 23.1
                                                            ------------


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated October 29, 1996 (except with respect to the matters discussed in Note 11 as to which the date is December 3, 1996), included or incorporated by reference in the Public Service Company of North Carolina, Incorporated Form 10-K for the fiscal year ended September 30, 1996, and to all references to our Firm included in this Registration Statement.


                      ARTHUR ANDERSEN LLP

                      Charlotte, North Carolina
                      September 3, 1997



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